
                               CONTRACT SCHEDULE
                  GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER

INITIAL BENEFIT BASE:            [$100,000.00]

ROLLUP RATE:                     [--%]

ROLLUP RATE PERIOD END DATE:     [7th] Contract Anniversary

LIFETIME WITHDRAWAL AGE:         [59 1/2]

WITHDRAWAL RATE:                 [
                                                  FLEXCHOICE LEVEL
                                 ---------------------------------------------------
                                 [AGE AT 1ST WITHDRAWAL AFTER
                                    LIFETIME WITHDRAWAL AGE]         WITHDRAWAL RATE
                                 ------------------------------      ---------------
                                   [59 1/2] TO LESS THAN [65]               --%
                                     [65] TO LESS THAN [75]                 --%
                                     [75] TO LESS THAN [80]                 --%
                                             [80]+                          --%
                                 ]

LIFETIME GUARANTEE RATE:         [
                                                          FLEXCHOICE LEVEL
                                 ------------------------------------------------------------------
                                  [AGE AT 1ST WITHDRAWAL AFTER    SINGLE LIFETIME    JOINT LIFETIME
                                    LIFETIME WITHDRAWAL AGE]       GUARANTEE RATE    GUARANTEE RATE
                                 ------------------------------------------------------------------
                                   [59 1/2] TO LESS THAN [65]             --%              --%
                                     [65] TO LESS THAN [75]               --%              --%
                                     [75] TO LESS THAN [80]               --%              --%
                                             [80]+                        --%              --%
                                 ]

1-4-CGLWB-1-NY (02/15)

[RESTRICTIONS ON SUBSEQUENT   We may reject subsequent Purchase Payments by
PURCHASE PAYMENTS:            sending advance written  Notice to you if any of
                              the following changes occur regarding the same
                              Rider available for new contract purchases:
                                o  [A change in the Fee Rate;
                                o  A change in the Rollup Rate;
                                o  A change in the Withdrawal Rate and/or
                                   Lifetime Guarantee Rate; and
                                o  The Rider is no longer offered by us to
                                   new Owners.]

                              Restrictions on subsequent Purchase Payments will remain in effect until the Rider is terminated unless the Company provides advance written Notice to you otherwise.]

AUTOMATIC STEP-UP DATE:       [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP     [90]
AGE:

FEE RATE:                     [--%]

MAXIMUM FEE RATE:             [--%]

CANCELLATION WINDOW PERIODS:  [30-day period following the 5th,and 10th
                              Contract Anniversaries following the Issue Date and every Contract Anniversary thereafter]

GUARANTEED PRINCIPAL
ADJUSTMENT ELIGIBILITY DATE:  [10th Contract Anniversary following the Issue
                              Date]

MINIMUM SPOUSAL AGE:          [Spouse's Date of Birth may not be more than
                              6 years after your Date of Birth.]

ALLOCATION, TRANSFER AND      [While this Rider is in force you can only make
REBALANCING LIMITS:           allocations or transfers among the following
                              Investment Divisions in accordance with the
                              allocation requirements of this Rider.]
  PLATFORM 1 PERCENTAGE:      [Minimum of 80%]

  PLATFORM 1                  [AB Global Dynamic Allocation Portfolio
INVESTMENT DIVISIONS:         AQR Global Risk Balanced Portfolio
                              BlackRock Global Tactical Strategies Portfolio
                              MetLife Balanced Plus Portfolio
                              Pyramis/R/ Government Income Portfolio
                              Schroders Global Multi-Asset Portfolio
                              JPMorgan Global Active Allocation Portfolio
                              MetLife Multi-Index Targeted Risk Portfolio
                              Pyramis/R/ Managed Risk Portfolio
                              Barclays Aggregate Bond Index Portfolio
                              Invesco Balanced-Risk Allocation Portfolio
                              Allianz Global Investors Dynamic Multi-Asset Plus
                              PanAgora Global Diversified Risk Portfolio]

  PLATFORM 2 PERCENTAGE:      [Maximum of 20%]

  PLATFORM 2                  [MetLife Asset Allocation 20 Portfolio
INVESTMENT DIVISIONS:         MetLife Asset Allocation 40 Portfolio
                              MetLife Asset Allocation 60 Portfolio
                              SSGA Growth and Income ETF Portfolio
                              American Funds Balanced Allocation Portfolio
                              American Funds Moderate Allocation Portfolio]

1-4-CGLWB-1-NY (02/15)

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For IRAs and other contracts subject to Section 401(a)(9) of the Internal
Revenue Code, you may be required to take withdrawals to fulfill minimum distribution requirements. These required minimum distributions may be greater than the Annual Benefit Payment ("ABP"). We will increase your ABP to equal your required minimum distribution amount for that year, if such amounts are greater than your ABP. If these required minimum distributions occur in Contract Years prior to the Rollup Rate Period End Date, this rider may have limited usefulness and may not be appropriate because your required minimum distribution will cause your Benefit Base to not be increased by the Rollup Rate. You should consider whether the benefit is appropriate for your circumstances. We encourage you to consult a tax advisor to discuss withdrawals related to this matter.

1-4-CGLWB-1-NY (02/15)